UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 28, 2017

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 28, 2017, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), issued a press release announcing its unaudited results of operations for the second quarter ended June 30, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
A copy of the presentation that the Corporation will use at its conference call to discuss its financial results for the second quarter ended June 30, 2017 is attached hereto as Exhibit 99.2 and is incorporated herein by reference. As announced in a press release dated July 12, 2017, the call may be accessed via a live webcast through the investor relations section of the Corporation’s web site: www.1firstbank.com or through a dial-in telephone number at (877) 506-6537 or (412) 380–2001 for international callers. The conference number is 10110616.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures:

1.
Net interest income, interest rate spread, and net interest margin are reported excluding the changes in the fair value of derivative instruments and on a tax-equivalent basis in order to provide to investors the additional information about the Corporation’s net interest income that management uses and believes should facilitate comparability and analysis. The changes in the fair value of derivative instruments have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread, and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and certain loans, on a common basis that facilitates comparison of results to the results of peers.

2.
The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors.  Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

3.
Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress.  Adjusted pre-tax, pre-provision income, as defined by management, represents income before income taxes excluding the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts.

4.
Adjusted provision for loan and lease losses, adjusted net charge-offs, and the ratios of adjusted net charge-offs to average loans, and adjusted provision for loan and lease losses to net charge-offs are non-GAAP financial measures that exclude the effect related to the sale of the Corporation’s participation in the Puerto Rico Electric Power Authority (“PREPA”) line of credit in the first quarter of 2017 with a book value of $64 million at the time of sale.  Management believes that this information helps investors understand the adjusted measures without regard to items that are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts on reported results and facilitates comparisons with prior periods.

5.
Adjusted non-interest income that excludes the effect of a recovery of previously recorded other-than-temporary impairment (“OTTI”) charges on non-performing bonds of the Government Development Bank for Puerto Rico and the Puerto Rico Public Buildings Authority sold in the second quarter of 2017, and the effect of OTTI charges on the same securities recorded in the first quarter of 2017.  Management believes that the exclusion from non-interest income of items that are not expected to reoccur with any regularity or may reoccur at uncertain times or in uncertain amounts, facilitates comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

6.
Adjusted non-interest expenses that exclude the effect of costs associated with secondary offerings of the Corporation’s common stock by certain of the existing stockholders in the first quarter of 2017.  Management believes that the exclusion from non-interest expenses of adjustments that are above normal or recurring levels, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts, facilitates comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

7.
Adjusted net income that excludes the effect of a tax benefit recorded in the first quarter of 2017 related to the change in tax status of certain subsidiaries from taxable corporations to limited liability companies, and the effect of all the items mentioned above and their tax related impacts. Management believes that the exclusion from net income of items that are not reflective of core operating performance, facilitates comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

The Corporation uses and believes that these non-GAAP financial measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and better understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

The release includes a reconciliation of these non-GAAP financial measures to the GAAP financial measures, except for the ratios of adjusted provision for loan and lease losses to net charge-offs for the first quarter of 2017 and the six-month period ended June 30, 2017 and adjusted net charge-offs to average loans for the six-month period ended June 30, 2017, that is included below:
	Provision for loan and lease losses to Net Charge-Offs (GAAP to Non-GAAP reconciliation)		Provision for loan and lease losses to Net Charge-Offs (GAAP to Non-GAAP reconciliation)

	Quarter Ended March 31, 2017		Six-month Period Ended June 30, 2017

(In thousands)	Provision for Loan and Lease Losses	Net Charge-Offs	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs (GAAP)	$25,442	$27,814	$43,538	$75,656
Less Special items:
Sale of the PREPA credit line	569	10,734	569	10,734
Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$24,873	$17,080	$42,969	$64,922

Provision for loan and lease losses to net charge-offs (GAAP)	91.47%		57.55%
Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	145.63%		66.19%

	Net Charge-Offs to Average Loans (GAAP to Non-GAAP reconciliation)

	Six-Month Period Ended June 30, 2017

(In thousands)	Net Charge-Offs	Average Loans

Net charge-offs and average loans (GAAP)	$75,656	$8,862,905
Less Special items:
Sale of the PREPA credit line	10,734	25,226
Net charge-offs and average loans, excluding special items (Non-GAAP)	$64,922	$8,837,679

Net charge-offs (annualized) to average loans (GAAP)	1.71%
Net charge-offs (annualized) to average loans, excluding special items (Non-GAAP)	1.47%

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
99.1	Press Release dated July 28, 2017 - First BanCorp Announces Earnings for the Quarter Ended June 30, 2017

99.2	First BanCorp Conference Call Presentation – Financial Results for the Quarter Ended June 30, 2017
Exhibits 99.1 and 99.2 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2017	First BanCorp.

	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	EVP and Chief Financial Officer

Exhibit Index

Exhibit	Description of Exhibit
99.1	Press Release dated July 28, 2017 - First BanCorp Announces Earnings for the Quarter Ended June 30, 2017

99.2	First BanCorp Conference Call Presentation – Financial Results for the Quarter Ended June 30, 2017